                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is made by and between MEDICAL DEVICE TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Utah (the "Company"), having an office and principal place of business at 9191 Towne Centre Drive, Suite 430, San Diego, California 92122, and RICHARD E. SLOAN, an individual residing at 11905 Handrich Court, San Diego, CA 92131 (the "Employee").

          WHEREAS, the Company wishes to employ the Employee, and the Employee is willing to accept such employment for the Company on a full time basis upon such terms and conditions as are hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and following premises, promises and mutual covenants, and for other good and valuable consideration, the sufficiency, adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:


1.  NATURE OF AGREEMENT:
    --------------------

          1.1.  Employment.  The Company agrees to employ the Employee, and the
                -----------
Employee agrees to accept such employment upon the terms and conditions herein.

          1.2.  Cancellation of Prior Offers.  Any and all prior oral
                -----------------------------
understandings, offers, and/or representations (if any) with respect to the employment of the Employee are deemed by the parties to be either void and/or deemed to be merged into this final written Agreement.


2.  TERMS AND DUTIES:
    ----------------

          2.1.  Term of Employment.  The employment of the Employee under this
                ------------------
Agreement shall be for a term of three (3) years, and commence on the 15th day of March, 1996 (the "Effective Date"), and thereafter terminate on the 14th day of March, 1999 (the "Termination Date").

          2. 2.  Location.  The Employee agrees that he shall carry out his
                 --------
duties and obligations under the terms of this Agreement at the Company's principal office in San Diego, California, or such other place, including places outside the State of California, as Company may, in its sole discretion, direct.

          2.3.  Position and Primary Responsibility.  It is understood that the
                ------------------------------------
Employee shall serve as the Vice President of New Business Development for the Company. In such capacity, the Employee shall be responsible for assisting the Chief Executive Officer ("CEO") in the day-to-day coordination and supervision of the Company's operations. The Employee's responsibilities may be changed or modified if the Company's CEO determines it necessary. The Employee shall report directly to the CEO of the Company.

          2. 4.  Exclusivity.  The Employee agrees to devote his full time,
                 -----------
attention, energies, and use his "best efforts" solely and exclusively in the performance of his duties under the terms of this Agreement.
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3.  COMPENSATION:
    -------------

          3.1.  Base Salary.  The Employee shall receive a Base Salary of One
                -----------
Hundred Eight Thousand Dollars ($108,000) per annum, payable in arrears, in bi-monthly installments, or at such other intervals as the Company's regular payroll is paid.

          3. 2.  Stock.  As additional compensation the Employee shall also be
                 -----
granted a total of Fifty Thousand (50,000) shares of Common Stock of the Company as publicly traded and quoted on the Supplemental National Association of Securities Dealers Automated Quotation System ("NASDAQ"), with such rights to the Common Stock to "vest" according to the following schedule, provided that Employee is in compliance with all terms of this Agreement and further provided that Employee is at the time of vesting employed by the Company: 25,000 Shares on March 15, 1997 and 25,000 shares on March 15, 1998.

          3. 3.  Warrants.  As additional compensation, the Employee shall also
                 ---------
be granted a total of Seventy-Five Thousand (75,000) Warrant(s) to purchase shares of the Company's Common Stock, which warrants shall vest according to the following schedule, provided that Employee is in compliance with all terms of this Agreement and further provided that Employee is at the time of vesting employed by the Company. Each Warrant shall entitle the Employee to purchase one
(1) share of Common Stock of the Company at a "strike price" of Forty Cents ($.40) per share):

          3.3.1.  18,750 Warrants on March 15, 1997;

          3.3.2.  18,750 Warrants on March 15, 1998;

          3.3.3.  18,750 Warrants on March 15, 1999;

          3.3.4.  18,750 Warrants on March 15, 2000.

          3.4. Employee's Representation.  At the time of vesting of any such
               -------------------------
warrants, Employee shall be required to represent that the Warrant(s) are taken for investment purposes only, and not with a view to distribution; it being understood, however, that the Employee shall have the right to sell, assign, or otherwise transfer such Warrant(s), in part or in whole, in the Employee's sole discretion and without the prior consent of the Company.

          3.5. Payment.  All compensation payable to the Employee hereunder
               -------
shall be subject to the Company's rules and regulations, and shall also be subject to all applicable State and Federal employment law(s); it being understood that the Employee shall be responsible for the payment of all tax(es) resulting from a determination that any portion of the compensation and/or benefit(s) paid/received hereunder is a taxable event to the Employee; it being further understood that the Employee shall hold the Company harmless from any governmental claim(s) for tax liabilities, including interest or penalties, arising from any failure by the Employee to pay his individual tax(es) when due.

          3.6. Bonus Program.  The Employee will participate in the Company's
               -------------
Executive Bonus Plan as a key employee and officer of the Company.

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4.   BENEFITS:
     --------

     4.1. Vacation.  The Employee shall be entitled to vacation as provided in
          --------
Company's Employee Handbook.

     4.2. Insurance Benefits.  Subject to pre-eligibility, and as of the
          ------------------
Effective Date, the Employee shall also be entitled to participate in any medical insurance Plan which the Company may establish for its employee(s); it being understood that the Company shall pay all allowable insurance premiums for such insurance for the benefit of the Employee; it being further understood, however, that until such time as the Company shall establish such a Plan, the Company shall reimburse the Employee for all premiums payable by him in order for the Employee to continue to keep in force his existing family medical health Policy; it being further understood that the maximum amount reimbursable by the Company for such insurance Policy coverage shall be Five Hundred Dollars ($500) per month (gross to the Employee).

     4.3. Compliance .  The Employee agrees that in connection with the
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benefit(s) provided for in this Article, he shall fully comply with all of the expense reporting requirement(s) of the Company as provided in paragraph "7" of this Agreement.

     4.4. Indemnification.  The Company agrees to indemnify the Employee to the
          ---------------
fullest extent permitted by law and by the Company's By-Laws, and include the Employee as a named insured in any Directors and Officers Liability Insurance Policy that the Company may obtain during the life of this Agreement.


5.   CONFIDENTIAL INFORMATION AND RECORDS:
     -------------------------------------

     5.1. No Conflict/No Confidential Information of Others.  The Employee
          -------------------------------------------------
represents that his employment with the Company under the terms of this Agreement will not conflict with any continuing duty(ies) or obligation(s) the Employee has with any other person(s), firm(s) and/or entity(ies). The Employee also represents that he has not brought to the Company (during the period before or after the Effective Date of this Agreement) any material(s) and/or document(s) of a former or present employer(s), or any confidential information or property belonging to other(s).

     5.2. Non Competition During Employment.  The Employee also represents to
          ---------------------------------
the Company that during the term of this Agreement, he will not, directly or indirectly, without the express prior written approval of the Chairman of the Board of Directors of the Company, engage or be interested in any business that is in competition with the business of the Company (whether as a principal, stockholder, lender, employee, Officer, Director, partner, venturer, consultant or otherwise).

     5.3. Conflict of Interest Disclosure.  The Employee also represents that
          -------------------------------
during the term of this Agreement, he will promptly disclose to the Chairman of the Board of Directors of the Company, complete information concerning any direct interest he holds in any business which provides service(s) and/or product(s) to the Company (whether as a principal, stockholder, lender, employee, Director, Officer, partner, venturer, consultant or otherwise).

     5.4. Non-Disclosure.  The Employee also represents that he will not
          --------------
disclose to any person(s) or entity(ies) (other than to the Company's Board of Directors, or to others as required in

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the performance of his duties) any confidential or secret information with respect to the business or affairs of the Company and/or its product(s).

     5.5. Non Interference.  The Employee agrees that for a period commencing on
          ----------------
the Effective Date and ending one (1) year after the Termination Date of this Agreement, he will not, directly or indirectly, disturb, entice or hire away, or in any other manner persuade an employee(s), consultant(s), dealer(s) or customer(s) of the Company to discontinue that person's or firm's relationship with the Company.

     5. 6.  Records.  All records, files, documents, and the like, or abstracts,
            --------
summaries, or copies thereof, relating to the business of the Company which the Employee shall prepare or use or come into contact with, shall remain the sole property of the Company, and shall not be removed by the Employee from the premises of the Company without the written consent of the Chairman of the Board of Directors of the Company, and shall be promptly returned to the Company upon the Termination Date.


6. TERMINATION:
   ------------

     6.1. Termination of Employment by the Company  This Agreement may be
          ----------------------------------------
terminated, without cost or penalty to the Company, either "for cause" (hereinafter defined), and/or if the Employee shall suffer a "Disability" (hereinafter defined). The term "for cause" shall mean any fraudulent or dishonest conduct in the performance of the Employee's duties and functions, gross negligence or willful breach by the Employee of his material obligation(s) under this Agreement, and/or the Employee's disregard of the policies or the instructions of the Company's Board of Directors. The term "Disability" shall mean the death of the Employee, or his physical or mental disability or incapacity which the Board of Directors of the Company, in the good faith determines, prevents the Employee from performing substantially all of the duties hereunder during a continuous thirty (30) day period.

     6.2. Termination Without Cause.  This Agreement may also be terminated by
          -------------------------
the Company "without cause," and again without cost or penalty, provided that Company shall pay to Employee at the time of any such termination without cause, a sum equal to six (6) months of Employee's base salary at the time of any such termination.


7.   EXPENSES.  During the term of this Agreement, the Company will also
     --------
reimburse the Employee for all reasonable business expense(s) incurred by him on behalf of the Company in the performance of his duties hereunder, upon presentation by the Employee of voucher(s), receipt(s) or other written evidence(s) in accordance with the policies of the Company and the rules of the Internal Revenue Service, provided that Employee shall be entitled to receive no reimbursement for expenses not approved by the CEO of the Company which are in excess of $100 in any calendar month.


8.   NONCOMPETITION. NONSOLICITATION:
     -------------------------------

     8.1. Non Competition.  During the term of this Agreement, and for a period
          ---------------
of one (1) year after the Termination Date, the Employee shall not, without both the disclosure to and the written approval of the Chairman of the Board of Directors of the Company, directly or indirectly, engage or be interested in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) any business(es) that is competitive with the business of the Company, its parent or affiliated companies, without the express written approval of the

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Chairman of the Board of Directors of the Company. If for any reason, the provisions of this paragraph are held to be unenforceable by any court or arbitrator, then such court or arbitrator shall prohibit Employees competition with the Company to the maximum extent permissible by law.

     8.2. Disclosure.  During the term of this Agreement, the Employee shall
          ----------
promptly disclose to the Chairman of the Board of Directors of the Company all information concerning any interests, direct or indirect, he holds (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) in any business which the Employee reasonably knows purchases goods or provides services to the Company, its parent, or affiliates.


9.   INVENTIONS, DISCOVERIES AND IMPROVEMENTS.  Any and all invention(s),
     ----------------------------------------
discovery(ies) and improvement(s), whether protectible or unprotectible by Patent, trademark, copyright or trade secret, made, devised, or discovered by the Employee, whether by the Employee alone or jointly with others, from the time of entering the Company's employ until the Termination Date of this Agreement, relating or pertaining in any way to the Employee's employment with the Company, shall be promptly disclosed in writing to the Board of Directors of the Company, and become and remain the sole and exclusive property of the Company. The Employee agrees to execute any assignments to the Company, or its nominee, of the Company's entire right, title, and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining Patents, trademarks or copyrights at the cost of the Company, with respect thereto in the United States and in all foreign countries, that may be requested by the Company. The Employee further agrees, whether or not then in the employment of the Company, to cooperate to the fullest extent and in the manner that may be reasonably requested by the Company in the prosecution and/or defense of any suit(s) involving claim(s) of infringement and/or misappropriation of proprietary rights relevant to Patent(s), trademark(s), copyright(s), trade secret(s), processes, and/or discoveries involving the Company's product(s); it being understood that all reasonable costs and expense thereof shall be paid by the Company. The Company shall have the sole right to determine the treatment of disclosures received from the Employee, including the right to keep the same as a trade secret, to use and disclose the same without a prior Patent Application, to file and prosecute United States and foreign Patent Application(s) thereon, or to follow any other procedure which the Company may deem appropriate.


10.  CONFIDENTIAL INFORMATION AND TRADE SECRETS:
     -------------------------------------------

     10.1.  Confidentiality.  The Employee hereby acknowledges that all trade,
            ---------------
engineering, production, and technical data, information or "know-how" including, but not limited to, customer lists, sales and marketing techniques, vendor names, purchasing information, processes, methods, investigations, ideas, equipment, tools, programs, costs, product profitability, plans, specifications, Patent Application(s), drawings, blueprints, sketches, layouts, formulas, inventions, processes and data, whether or not reduced to writing, used in the development and manufacture of the Company's products and/or the performance of services, or in research or development, are the exclusive secret and confidential property of the Company, and shall be at all times, whether after the Effective Date or after the Termination Date, be kept strictly confidential and secret by the Employee.

     10.2.  Return of Property.  The Employee agrees not to remove from the
            ------------------
Company's office or copy any of the Company's confidential information, trade secrets, books, records, documents or customer or supplier lists, or any copies of such documents, without the express written permission of the Chairman of the Board of Directors of the Company. The Employee agrees, at the Termination Date, to return any property belonging to the Company, including, but not limited to, any and all

                                     5 of 9
records, notes, drawings, specifications, programs, data and other materials (or copies thereof pertaining to the Company's businesses or its product(s) and service(s), generated or received by the Employee during the course of his employment with the Company.

     10.3.  Non-Disclosure.  The Employee represents and agrees that during the
            --------------
term of this Agreement, and after the Termination Date, he will not report, publish, disclose, use, or transfer to any person(s) or entity(ies) any property or information belonging to the Company without first having obtained the prior express written consent of the Company to do so; it being understood, however, that information which was publicly known, or which is in the public domain, or which is generally known, shall not be subject to this restriction.


11.  INFORMATION OF OTHERS.  The Employee agrees that the Company does not
     ---------------------
desire to acquire from the Employee any secret or confidential information or "know-how" of other(s). The Employee, therefore, specifically represents to the Company that he will not bring to the Company any material(s), document(s), or writing(s) containing any such information. The Employee represents and warrants that from the Effective Date of this Agreement he is free to divulge to the Company, without any obligation to, or violation of the rights of other(s), information, practices and/or techniques which the Employee will describe, demonstrate or, divulge or in any other manner make known to the Company during the Employee' s performance of services. The Employee also agrees to indemnify and hold the Company harmless from and against any and all liability(ies), loss(es), cost(s), expense(s), damage(s), claim(s) or demand(s) for any violation of the right(s) of other(s) as it relates to the Employee's misappropriation of secrets, confidential information, or "know-how" of other(s).


12.  NOTICE.  All notices and other communications under this Agreement shall be
     -------
in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at his or its address as follows (or at such other address as a party may designate by notice given hereunder):

     If to Employee:

     Richard E. Sloan
     11905 Handrich Court
     San Diego, CA 92131

     If to the Company:

     Medical Device Technologies, Inc.
     9191 Towne Center Drive, Suite 430
     San Diego, California 92122


13.  ARBITRATION.  In the event of any dispute arising out of this Agreement or
     ------------
the Employee's employment with the Company, or the termination of the Employee's employment, whether such dispute gives rise to a Cause of Action sounding in contract and/or in tort, and/or whether based on a statute or case law, including, without limitation, the breach of the covenant of "good faith" and "fair dealing, or "employment discrimination," or otherwise, the parties agree to submit any and all such dispute(s) (if any) to final and binding arbitration pursuant to the Rules of the American Arbitration Association with the venue of all arbitration hearing(s) to be in San Diego, California. Any demand for arbitration shall be made in writing to the other party to this Agreement within six (6) months

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after the date the claim(s) first arose, but in no event later than six (6)
months from the effective Termination Date of this Agreement. Any failure of a party to timely demand arbitration hereunder shall constitute a complete waiver; it being understood that the time limitation period shall not be subject to any tolling, equitable or otherwise. The parties further agree that, except as specifically provided otherwise herein, the exclusive remedy in arbitration for any alleged violation(s) of the terms, conditions, or covenants of this Agreement, and for any harm alleged in connection with any dispute subject to arbitration hereunder, shall be a monetary award not to exceed the amount of actual contract damage less any proper offset for mitigation of such damages; it being understood that the foregoing is without prejudice to the rights of the Company to seek injunctive and/or other equitable relief to enforce the provision(s) of Article(s) "5," "8," "10" and "11" of this Agreement.


14.  MISCELLANEOUS
     -------------

     14.1.  Post Termination Obligations.  Notwithstanding the termination of
            -----------------------------
the Employee's engagement hereunder, the provision(s) of Article(s) "5," "8," "10" and "11" shall survive any termination.

     14.2.  Assignment.  This Agreement shall be assigned to and inure to the
            -----------
benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise. The Employee understands and agrees, however, that this Agreement is exclusive and personal to him only, and, as such, he will neither assign nor subcontract all or part of his undertaking(s) or obligation(s) under the terms of this Agreement.

     14.3.  Entire Agreement.  Each party acknowledges that this Agreement
            ----------------
constitutes the entire understanding between them, and that there are no other written or verbal agreement(s) or understanding(s) between them other than those set forth herein; it being understood that no amendment(s) to this Agreement shall be effective unless reduced to writing and signed by each party hereto.

     14.4.  Severability.  In the event that any provision of this Agreement
            ------------
shall be determined to be unenforceable or otherwise invalid, the balance of the provision(s) shall be deemed to be enforceable and valid; it being understood that all provision(s) of this Agreement are deemed to be severable, so that unenforceability or invalidity of any single provision will not affect the remaining provision(s).

     14.5.  Headings.  The Article and paragraph heading(s) in this Agreement
            ---------
are deemed to be for convenience only, and shall not be deemed to alter or affect any provision herein.

     14.6.  Interpretation of Agreement.  This Agreement shall be interpreted in
            ----------------------------
accordance plain meaning of its terms and under the laws of the State of California, and the terms of this Agreement shall not be construed against either party, as the agreement represents the cumulative result of comprehensive negotiations between the parties and, if applicable, their respective counsel.

     14.7.  Variation.  Any change in the salary, or Bonus(es), or other
            ---------
condition(s) after the Effective Date of this Agreement shall not be deemed to constitute a new Agreement with all unchanged terms to remain in force and effect.

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

     14.8.  Unenforceability.  The unenforceability or invalidity of any
            ----------------
provision(s) of this Agreement shall not affect the enforceability and/or the validity of the remaining provision(s).

     14.9.  Collateral Documents.  Each party hereto shall make, execute and
            --------------------
deliver such other instrument(s) or document(s) as may be reasonably required in order to effectuate the purposes of this Agreement.

     14.10.  Written Policies and Procedures.  The Company's written policies
             -------------------------------
and procedures, as codified and contained in the Company "Employee Handbook," is incorporated by reference.

     14.11.  Non-Impairment.  This Agreement may not be amended or supplemented
             --------------
at any time unless reduced to a writing executed by each party hereto. No amendment, supplement or termination of this Agreement shall affect or impair any of the rights or obligations which may have matured thereunder.

     14.12.  Execution.  This Agreement may be executed in one or more
             ----------
counterpart(s), and each executed counterpart(s) shall be considered by the parties as an original.

     14.13.  Legal Counsel.  The Employee represents to the Company that he has
             -------------
either retained legal counsel of his own selection, and/or was given sufficient opportunity to obtain legal counsel of his own choosing prior to executing this Agreement. The Employee also represents that he has read the provision(s) of this Agreement and understands their meaning.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


ATTEST:                         MEDICAL DEVICE TECHNOLOGIES, INC.



s/C.M. Smith                    By:  s/M. Lee Hulsebus
- ----------------------------         --------------------------------
                                     M. LEE HULSEBUS
                                     PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER



ATTEST:                         EMPLOYEE



s/C.M. Smith                    s/R.E. Sloan
- ----------------------------    --------------------------------
                                RICHARD E. SLOAN

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

CAL. LAB. C. (S)2870 DISCLOSURE. In accordance with California Labor Code
(S)2872, you are hereby notified that you are not required to assign to the Company any Invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and that was developed entirely on your own time, and does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or does not result from any work performed by you for the Company.

Following is the text of California Labor Code (S)2870:

  "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for the employer.

   (b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."



I hereby acknowledge receipt of this written notification.


Date:  April 1, 1996                Employee's Initials:  s/RES

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